                                                                  EXHIBIT 3.23

                         THE COMPANIES ACTS 1948 TO 1981

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION
                                       OF
                           HERBALIFE (U.K.) LIMITED*

      1.    The Name of the Company is "LEGIBUS 315 LIMITED".*

      2.    The Registered Office of the Company will be situate in England.

      3.    The Objects for which the Company is established are:

      **(A) (i) To mix process manufacture acquire import market publicise promote supply sell distribute dispose of and/or otherwise deal in herbs vitamins minerals proteins oils fats carbohydrates (and any combinations thereof) and other foods and nutritious substances and dietary and food supplements and soaps creams oils gels lotions toiletries and other health and beauty products and medicines.

      (ii) To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas civil and constructional engineers and manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.

      (iii) To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by any body corporate


* The name of the Company was changed to Herbalife (U.K.) Limited on 15th July 1983 pursuant to a Special Resolution of the Company dated 23rd June 1983.

**    As altered by a Special Resolution of the Company dated 8th November 1983.

            constituted or carrying on business in any part of the world or by any government, sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

      (iv) To carry on the businesses in any part of the world as importers, exporters, buyers, sellers and distributors of and dealers in and to win, process and work produce of all kinds.

      (B) To carry on the following businesses namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding, transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers, publicans, consultants, advisers, financiers, bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business whatsoever which can in the opinion of the Directors be advantageously carried on by the Company in connection with or as auxiliary to the general business of the Company.

      (C) To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified herein, or likely to be required by customers or other persons having, or about to have, dealings with the Company.

      (D) To build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, shops, factories, offices, works, machinery, engines and to clear sites for the same or to join with any person, firm or company in doing any of the things aforesaid and to work, manage and control the same or join with others in so doing.

      (E) To enter into contracts, agreements and arrangements with any other company for the carrying out by such other company on behalf of the Company of any of the objects for which the Company is formed.

      (F) To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or possess, or which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

      (G) To enter into any arrangements with any Government or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them, and to obtain from any such Government or authority, any rights, privileges, and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

      (H) To apply for, or join in applying for, purchase or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, registered designs, protections and concessions, which may appear likely to be advantageous or useful to the company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting and testing and making researches, and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

      (I) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise with any company, or with any employees of the Company, including in such case if thought fit the conferring of a participation in the management or its directorate or with any company carrying on or engaged in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to give to any company special rights or privileges in connection with or control over this Company, and in particular the right to nominate one or more Directors of this Company. And to lend money to, guarantee the contracts of, or otherwise assist any such company, and to take or otherwise acquire shares or securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

      (J) To subsidise, and assist any persons or companies and to act as agents for the collection, receipt or payment of money and generally to act as agents for and render services to customers and others.

      (K) Either with or without the Company receiving any consideration or advantage, direct or indirect, from giving any such guarantee, to guarantee or otherwise provide security by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital or by both such methods or by any other means whatsoever the performance of the obligations and the payment of any moneys (including but not limited to capital or principal, premiums, dividends or interest, commissions, charges, discount and any costs or expenses relating thereto whether on any stocks, shares or securities or in any other manner whatsoever) by any company, firm or person including but not limited to any company which is for the time being the Company's holding company as defined by Section 154 of the Companies Act, 1948 or a subsidiary of the Company or of the Company's holding company as so defined or any company, firm or person who is for the time being a member or otherwise has any interest in the Company or is associated with the Company in any business or venture or any other person firm or company whatsoever. A guarantee shall also include any other obligation (whatever called) to pay, purchase, provide funds (whether by advance of money the purchase of or the subscription of shares or other securities, the purchase of assets or services, or otherwise) for the payment of or to indemnify against the consequences of default in the payment of or otherwise be responsible for any indebtedness of any other company firm or person.

      (L) To promote any company for the purpose of acquiring all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

      (M) To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation, registration and advertising of or raising money for the Company, and the issue of its capital, or for contributing to or assisting any company either issuing or purchasing with a view to issue all or any part of the Company's capital in connection with the advertising or offering the same for sale or subscription, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or debenture stock.

      (N) To remunerate any person, firm or company rendering service to the Company whether by cash payment or by the allotment to him or them of shares or securities of the Company credited as fully paid up in full or in part or otherwise.

      (O) Generally to purchase, take on lease or exchange, hire, or otherwise acquire any real or personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business.

      (P) To receive money on deposit upon such terms as the Company may approve.

      (Q) To invest and deal with the moneys of the Company in such manner as may from time to time be determined.

      (R) To lend money with or without security, but not to carry on the business of a registered money lender.

      (S) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise charged upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities.

      (T) To remunerate any company for services rendered or to be rendered, in placing, or assisting to place, or guaranteeing the placing or procuring the underwriting of any of the shares or debentures, or other securities of the Company or of any company in which this Company may be interested or propose to be interested, or in or about the conduct of the business of the Company, whether by cash payment or by the allotment of shares, or securities of the Company credited as paid up in full or in part, or otherwise.

      (U) To subscribe for either absolutely or conditionally or otherwise acquire and hold shares, stocks, debentures, debenture stock or other obligations of any other company having objects altogether or in part similar to those of this Company.

      (V) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of lading, warrants, debentures and other negotiable and transferable instruments.

      (W) To sell, lease, exchange, let on hire, or dispose of any real or personal property or the undertaking of the Company, or any part or parts thereof, for such consideration as the Company may think fit, and, in particular, for shares whether fully or partly paid up, debentures or securities of any other company, whether or not having objects altogether, or in part, similar to those of the Company, and to hold and retain any shares, debentures or securities so acquired and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of or turn to account or otherwise deal with all or any part of the property or rights of the Company.

      (X) To adopt such means of making known the businesses and products of the Company as may seem expedient, and in particular by advertising in the Press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations.

      (Y) To support, subscribe or contribute to any charitable or public object and any institution, society or club which may be for the benefit of the Company or its Directors, officers or employees, or the Directors, officers and employees of its predecessors in business, or of any subsidiary, allied or associated company, or which may be connected with any town or place where the Company carries on business and to subsidise or assist any association of employers or employees or any trade association. To give pensions, gratuities, annuities or charitable aid to any person (including any Directors or former Directors) who may have served the Company or its predecessors in business or any subsidiary, allied or associated company or to the wives, children or other dependents or relatives of such persons, to make advance provision for the payment of such pensions, gratuities or annuities as aforesaid by establishing or acceding to such trusts schemes or arrangements (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation for the time being in force) as may seem expedient, to appoint trustees or to act as trustee of any such schemes or arrangements.

      (Z) To establish and contribute to any scheme for the purchase or subscription by trustees of shares in the Company to be held for the benefit of the Company's employees, and to lend money to the Company's employees, to enable them to purchase or subscribe for shares in the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees or any of them.

      (AA) To obtain any Provisional Order or Act of Parliament for enabling the Company to carry any of its objects into effect or for effecting any modifications of the Company's constitution or for any other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

      (BB) To establish, grant and take up agencies in any part of the world, and to do all such other things as the Company may deem conducive to the carrying on of the Company's business, either as principals, or agents, and to remunerate any persons in connection with the establishment or granting of such agencies upon such terms and conditions as the Company may think fit.

      (CC) To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others and to procure the Company to be registered or recognised in any foreign country or place.

      (DD) To distribute any of the property of the Company in specie among the shareholders.

      (EE) To amalgamate with any other company having objects altogether or in part similar to those of this Company.

      (FF) To do all such other things as are incidental or conducive to the attainment of the above objects, or any of them.

      And it is hereby declared that the word "company" in this Clause shall be deemed to include any person or partnership or other body of persons whether domiciled in the United Kingdom or elsewhere and words denoting the singular number only shall include the plural number and vice versa, and so that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be regarded as independent objects, and in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

      4. The liability of the Members is limited.

      5. The Share Capital of the Company is L100 divided into 100 shares of L1 each.*

--------------
* On 7th June 1984 the authorised share capital was increased to L200,000 divided into 200,000 shares of L1 each.

WE, the several persons whose names and addresses are subscribed are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------

NAMES, ADDRESSES AND DESCRIPTIONS                                   Number of
OF SUBSCRIBERS                                                      Shares taken
                                                                    by each
                                                                    Subscriber

--------------------------------------------------------------------------------

CHRISTINE ANNE LEE                                                  One

Blackfriars House,
19, New Bridge Street,
London, EC4V 6BY

LEGAL EXECUTIVE (ASSOC)


LEGIBUS NOMINEES LIMITED


For and on behalf of
LEGIBUS NOMINEES LIMITED                                            One
Blackfriars House,
19, New Bridge Street,
London, EC4V 6BY
--------------------------------------------------------------------------------

DATED the 25th February, 1983

WITNESS to all the above Signatures:


ROBERT WILLIAM CONRAD
Blackfriars House,
19, New Bridge Street,
London, EC4V 6BY

LEGAL EXECUTIVE